Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment 2 to Form S-1 (No. 333-69048) of our report dated January 31, 2002, except as to the stock split described in Note 1 which is as of February 7, 2002 relating to the financial statements of WCI Communities, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 1, 2002